                                                                   Exhibit 10.6

                               INDEMNITY AGREEMENT

This Indemnity Agreement is made as of November 20, 1998, by Pacific Bell Corporation, a California corporation ("PacBell"), in favor of ComStream Corporation, a Delaware corporation "ComStream"), who agree as follows:

1. RECITALS. ComStream and ADI Communication Partners, L.P., predecessor-in-interest to Kilroy Realty, L.P. ("Landlord"), entered into the Lease dated as of April 23, 1997, as amended by the First Amendment dated as of July 16, 1997, and the Second Amendment to Lease dated as of November 1 , 1998 (the "Lease"). Pursuant to the Lease, ComStream leased from Landlord the property described in the Lease (the "Original Premises"), but has agreed under the Lease to vacate, on or before November 27, 1998, that portion of the Original Premises consisting of approximately 33,000 square-feet described and depicted on the attached Exhibit "A" (the "Vacated Space"). Landlord and PacBell have entered into an agreement whereby Landlord is granting PacBell the rights to occupy the Vacated Space commencing on November 27, 1998. As partial consideration for ComStream's agreement to vacate the Vacated Space, ComStream has requested this Indemnity.

2. INDEMNITY. PacBell shall defend, indemnify, and hold ComStream harmless from and against all costs, liabilities, claims, and damages ("Obligations") occurring within the Vacated Space or arising out of PacBell's occupancy of, or operation out of, the Vacated Space between November 27, 1998, and December 15, 1998, inclusive, including Obligations to Landlord or others under the Lease. The foregoing Indemnity EXCLUDES, however, Base Rent and the Additional Obligations (as defined in the Lease) and other Obligations which ComStream would have incurred under the Lease regardless of PacBell's occupancy of, or operation out of, the Vacated Space. For purposes of this Indemnity, PacBell is responsible for the acts and omissions of its officers, agents, employees, independent contractors, clients, guests, and other third parties (but only to the extent such other third parties' acts, omissions, or presence at the Original Premises relate solely to PacBell's occupancy of the Vacated Space). ComStream shall defend, indemnify and hold PacBell harmless from and against all Obligations occurring within the Original Premises other than the Vacated Space between November 27, 1998, and December 15, 1998, inclusive, or arising out of ComStream's occupancy of, or operation out of, the Original Premises other than the Vacated Space. For purposes of this Indemnity, ComStream is responsible for the acts and omissions of its officers, agents, employees, independent contractors, clients, guests, and other third parties (but only to the extent such other third parties' acts, omissions, or presence at the Original Premises relate solely to ComStream's occupancy of the Original Premises other than the Vacated Space).

3. MISCELLANEOUS. Each party to this Agreement shall execute and deliver all instruments and documents and take all actions as may be reasonably required or appropriate to carry out the purposes of this Agreement. The prevailing party(ies) in any litigation, arbitration, mediation, bankruptcy, insolvency or other proceeding ("Proceeding") relating to the enforcement or interpretation of this Agreement may recover from the unsuccessful party(ies) all costs, expenses, and actual attorneys' fees (including expert witness and other consultants' fees and costs) relating to or arising out of (a) the Proceeding (whether or not the Proceeding proceeds to judgment), and (b) any post-judgment or post-award proceeding including, without limitation, one to enforce or collect any judgment or award resulting from the Proceeding. All such judgments and awards shall contain a specific provision for the recovery of all such subsequently incurred costs, expenses, and actual attorney's fees. Each provision of this Agreement is valid and enforceable to the fullest extent permitted by law. If any provision of this Agreement (or the application of such provision to any person or circumstance) is or becomes invalid or unenforceable, the remainder of this Agreement, and the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, are not affected by such invalidity or unenforceability. Each of the individuals signing below on behalf of an entity represents and warrants that it is fully authorized to do so on behalf of such entity.

This Agreement is effective only if PacBell enters into a lease agreement with Landlord relating to the Vacated Space.

(STAMP)

PACIFIC BELL, a California corporation
By:               /s/William M. Miller

COMSTREAM CORPORATION, a Delaware corporation


     By:  /s/ James Crichton, Vice President and CFO


     By:  /s/ James Crichton, Secretary

November 18, 1998


Mr. Mark Steinman
Senior Vice President & Chief Financial Officer
Spar Aerospace Limited
121 King Street West
Suite 1800
Toronto, Canada
M5H 4C2

Dear Mark:

Please find enclosed the Second Amendment to Lease ("Amendment") dated November 18, 1998 between Kilroy Realty and ComStream Corporation regarding the Sequence Drive real estate. The total costs pursuant to this Amendment are estimated to be $US 2,570,000 and are described in Schedule A.

Radyne Corp. hereby releases Spar Aerospace Limited ("Spar") from any and all liabilities or obligations under the Lease dated April 23, 1997 between ADI Communication Partners, L.P., and ComStream Corporation as amended June 16, 1997 and November 18, 1998 (collectively, the "Lease") and under the Stock Purchase Agreement dated as of August 28, 1998 between Radyne Corp. and Spar with respect to the Lease under the following terms and conditions:

         1. Spar agrees to pay to ComStream or its successor $US 980,000 by wire transfer on or before March 1, 1999.

         2. Spar shall continue to be responsible for the rent and operating costs for Building B through December 15, 1998 and afterwards shall have no such responsibility.

         3. Spar agrees to reimburse ComStream for 50% of actual costs incurred in connection with completion of the Surrender Work (as described in Exhibit B to the Amendment) to a maximum of $US 75,000, 50% of any commissions paid to CB Commercial Ward in connection with the Amendment to a maximum of $70,000, and 50% of legal fees paid to Soloman Ward in connection with the Amendment to a maximum of $US 3,500. Such amounts will be paid to ComStream within ten business days of receipt of invoices by Spar.

4. Spar agrees to reimburse ComStream for 50% of the costs of Building A during the period of December 16, 1998 to February 28, 1999, which amount shall be reduced by 50% of the credit described in paragraph H of the Amendment. The estimated amount shall be paid to ComStream in two installments; $US 68,000 shall be payable on January 1, 1999 and $US 68,500 shall be payable on February 1, 1999.

If the foregoing accurately describes your understanding, please sign in the space provided below.

Sincerely,


/s/ Jamie Crichton
------------------
Jamie Crichton
Vice President & CFO

AGREED AND ACCEPTED:







            / S / Mark C. Steinman
---------------------------------------
 Date:    26 November 1998

Mark C. Steinman
Senior Vice President & CFO
Spar Aerospace Limited




            / S /Robert C. Fitting
---------------------------------------
   Date:   18 November 1998

Robert Fitting
President
Radyne Corp.

                                                                      Schedule A


                     ESTIMATED LEASE AMENDMENT COST ($000S)


                                                                       Total    Spar            Radyne
                                                                       -------------------------------
                                                                       Cost                     ComStream
---------------------------------------------------------------------------------------------------------

A.  Cash buyout

    1.   March 1, 1999 payment                                     $ 1,000.0    $   980.0       $      20.0
    2.   September 1, 1999 payment (undiscounted)                  $ 1,000.0    $ 1,000.0
                                                                  -------------------------------------------

                                                                   $ 2,000.0    $   980.0       $   1,020.0

B.  Estimated Surrender Work costs:

    1. Return volleyball court, satellite farm and loading dock areas to parking to create additional 40 spaces

    2.   Remove lab area cable trays and replace
         ceiling tiles                                             $   150.0    $    75.0       $      75.0

    C.   CB commission (as if building B sublease                  $   140.0    $    70.0       $      70.0
        was successful)

D.  Rent payments for Sequence A during vacant period              $   273.0    $   136.5       $     136.5
    of 12/16/98 thru 2/28/99

E.  Legal                                                          $     7.0    $     3.5       $       3.5
                                                                  -------------------------------------------


                                                                   $ 2,570.0    $1,265.0        $   1,305.0
                                                                  -------------------------------------------
                                                                  -------------------------------------------

NOTES

1. Between the Closing date of the Spar/Radyne transaction and 12/15/98, Spar would continue to fund the Building B costs and Radyne-Com Stream would fund the Building A costs as per the Stock Purchase Agreement.

2. Commencing December 15, 1998, Radyne-ComStream would occupy and fund Building B.

                                                                      Schedule B


SEQUENCE A COSTS DURING VACANCY PERIOD
(December 16, 1998 to February 28, 1999)

                                                       BLDG A

SF                                                      132600

Rent                                                $  145,260





Costs of vacant space
2.5 months                                           $ 363,151

Prorated amount of rent credit                         (90,000)
                                                     --------------


                                                     $ 273,151
                                                     --------------
                                                     --------------



SUMMARY OF CREDIT TO TENANT DESCRIBED IN PARAGRAPH 11 OF THE AMENDMENT NOV 26TH TO DEC 15TH

"Rent" (33,000 SF *$1.10 per month * 19/31 days         22,000
Operating costs                                          8,000

                                                     --------------

                                                        30,000
DEC 16TH TO FEB 28TH
"Rent" (33,000 SF * $1.10 per month for 2.5 months)     90,000


                                                     --------------

                                                       120,000
                                                     --------------
                                                     --------------
